UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  July 16, 2015

CROWDGATHER, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52143	20-2706319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20300 VENTURA BLVD., SUITE 330, WOODLAND HILLS, CA  91364

(Address of Principal Executive Offices) (Zip Code)

(818) 435-2472

Registrant's telephone number, including area code

_______________________________________________________

 (Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Note # 1

On July 16, 2015, CrowdGather, Inc. (the "Company") issued a Secured Promissory Note (the "Note") in the aggregate principle amount of $50,000 to one investor (the "Investor").  The Note was issued on July 16, 2015 and bears an interest rate of 12% per annum due and payable one year from the date of issuance.  The Note is secured by an existing security agreement with the Investor (the "Security Agreement") dated December 2, 2014 to secure the timely payment and performance in full of our obligations pursuant to any Note to the investor/noteholder.

The forgoing descriptions of the Note and Security Agreement are summaries of the material terms only and are qualified in their entirety by the complete text of the forms of the Note and Security Agreement attached as exhibits 10.1 and 10.2 respectively of this Current Report on Form 8-K.

Note # 2

On July 16, 2015, the Company issued a Secured Promissory Note (the "Vinay Note") in the aggregate principle amount of $96,000 to Vinay Holdings ("Vinay").  The Vinay Note was issued on July 16, 2015 and bears an interest rate of 12% per annum due and payable one year from the date of issuance.

In connection with the issuance of the Vinay Note, we entered into a Security Agreement with Vinay to secure the timely payment of performance in full of our obligations pursuant to the Vinay Note.

The forgoing descriptions of the Vinay Note and Security Agreement are summaries of the material terms only and are qualified in their entirety by the complete text of the forms of the Note and Security Agreement attached as exhibits 10.3 and 10.2 respectively of this Current Report on Form 8-K.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures under Item 1.01 and 8.01 of this Current Report on Form 8-K.

 SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

See the disclosures under Item 8.01 of this current report on Form 8-K.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Jonathan Weiss as Chief Financial Officer

On July 16, 2015, Jonathan Weiss resigned as Chief Financial Officer of CrowdGather, Inc. (the "Registrant").  Mr. Weiss's resignation was not the result of any disagreement with the policies, practices or procedures of the Registrant.  The resignation of Mr. Weiss is attached hereto as exhibit 99.1.  Mr. Weiss continues to hold 320,000 shares of the Registrant's restricted common stock or approximately 0.3% of the issued and outstanding common stock and stock options to purchase 870,000 shares of the Registrant's common stock pursuant to the terms of the Registrant's 2008 Stock Option Plan.

Appointment of Richard Corredera as Chief Financial Officer

On July 16, 2015, the Board of Directors of the Registrant appointed Richard Corredera as the Registrant's new Chief Financial Officer.

Mr. Corredera joined CrowdGather in May 2014 resulting from the merger with Plaor, Inc, and has served, and will continue to serve, as the Registrant's Chief Operating Officer. Mr. Corredera has approximately 20 years of experience in software engineering, systems design and business development.  From April 2012 to the present, Mr. Corredera has served as President and Chief Operating Officer of Plaor where he manages the business operations of Plaor including business development, compliance, and accounting in addition to overseeing its strategic technology development. Prior to Plaor, Richard co-founded DoubleTap Games and was a technical director at THQ's Helixe development studio and Sony Online Entertainment from 2002 to 2012.  Mr. Corredera is an enrolled agent and admitted to practice before the Internal Revenue Service. Mr. Corredera is not an officer or director of any other reporting company.

Mr. Corredera beneficially owns 2,360,830 shares of the Registrant's common stock. Mr. Corredera will continue to receive his base compensation of $200,000 per annum, and is also eligible to receive a discretionary annual bonus at the sole discretion of the Registrant's Board of Directors based on the achievement of certain milestones and the overall operational and financial performance of the Registrant.  In the event Mr. Corredera's employment by the Registrant is terminated without good cause, the Registrant will pay Mr. Corredera severance in the amount of three month's base salary.

Resignation of Jonathan Dariyanani from the board of directors

On July 17, 2015, Jonathan Dariyanani resigned as a director of CrowdGather, Inc.  Mr. Dariyanani's resignation was not the result of any disagreement with the policies, practices, or procedures of the Registrant.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

The KBM Worldwide, Inc (the "Original Holder") note (the "Note") dated January 23, 2014 was assigned to Vinay Holdings (the "Subsequent Assignee Holder").  CrowdGather, Inc (the "Company") directed the Original Holder to assign the Note to the Subsequent Assignee Holder following the payment of $213,908.11 and execution of the assignment agreement (the "Assignment Agreement") with funds provided by the Subsequent Assignee Holder for that purpose.  The outstanding principle balance of the Note at the time of assignment was $154,000.

The complete text of the forms of the Assignment Agreement is attached as exhibit 10.4 of this Current Report on Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Form of Secured Promissory Note
10.2	Form of Security Agreement
10.3	Form of Vinay Secured Promissory Note
10.4	KBM Worldwide, Inc. Assignment Agreement
99.1	Resignation Letter of Jonathan Weiss as Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                   CROWDGATHER, INC.

By:/s/Sanjay Sabnani

      Sanjay Sabnani, Chief Executive Officer

Date: July 17, 2015